UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2013

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On June 7, 2013, MMRGlobal, Inc., a Delaware corporation (the "Company"), issued a press release — entitled MyMedicalRecords Enters into Agreement with WebMD and Initiates Service Against Jardogs LLC, a Subsidiary of Allscripts (the "Press Release") updating shareholders on the status of the patent litigation brought by its wholly owned subsidiary MyMedicalRecords, Inc. ("MMR") against WebMD Health Corp. and WebMD Health Services Group, Inc. (collectively, "WebMD") and others.

As previously disclosed, MyMedicalRecords, Inc., a wholly owned subsidiary of MMRGlobal (collectively "MMR") sued WebMD Health Corp. and WebMD Health Services Group, Inc. (collectively, "WebMD") in federal district court for patent infringement.

MMR has entered into a written agreement with WebMD to dismiss the case without prejudice to re-filing the same case again, in order to continue to try and resolve the matter without the timing constraints imposed by the lawsuit. As the dismissal is without prejudice, MMR retains the right to re-file the litigation at any time.

The complaint was filed in the United States District Court for the Central District of California, case number CV 13-00979 (ODW/SHx), on February 11, 2013, and is available on the court's website http://www.pacer.gov/.

A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	MMRGlobal, Inc. press release dated June 7, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
June 10, 2013	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MMRGlobal, Inc. press release dated June 7, 2013.